NONTRANSFERABLE INCENTIVE STOCK OPTION AGREEMENT dated as of [              ,              ] between Osteotech, Inc., and Richard W. Bauer (the “Optionee”, which term as used herein shall be deemed to include any successor to the Optionee by will or by the laws of descent and distribution, unless the context shall otherwise require.)

                WHEREAS, pursuant to the Company’s 1991 Stock Option Plan (the “1991 Plan”) the Board of Directors of the Company approved the issuance to the Optionee, effective as the date set forth above, of an incentive option to purchase up to an aggregate of [              ] shares of Common Stock, $.01 par value (the “Common Stock”), of the Company at a price (the “Option Price”) of $[   ] per share, upon the terms and conditions hereinafter stated.

                NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

               1.          Option; Option Price. The Company hereby grants to the Optionee the option (the “Option”) to purchase, subject to the terms and conditions of this Agreement, [________] shares of Common Stock at an exercise price per share equal to the Option Price. The Option is qualified for Federal income tax purposes as an “incentive stock option” within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”).

               2.          Term. The term (the “Option Term”) of the Option shall commence on the date of this Agreement and shall expire at 5:00 p.m. local time at the location of the Company’s principal executive offices (“local time”) on the tenth anniversary of such date, unless the Option shall have been terminated earlier in accordance with the terms hereof:

               3.          Time of Exercise. Unless accelerated in the discretion of the Company or as otherwise provided herein, the Option shall become exercisable as to a specified percentage of the shares subject thereto, determined based on the period of continuous employment of the Optionee through the applicable date below, as follows:

	SHARES FOR WHICH OPTION IS EXERCISABLE

DATE	PERCENTAGE	NUMBER

[1st anniversary of grant date]	25%	[ ]
[2nd anniversary of grant date]	25%	[ ]
[3rd anniversary of grant date]	25%	[ ]
[4th anniversary of grant date]	25%	[ ]

               4.          Termination of Option. (a) The unexercised portion of the Option issued under this Agreement shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

(i) the expiration of the Option Term;

                (ii)            The expiration of 12 months from the date of an Involuntary Termination provided, however, that the Option may be exercised only to the extent that the Optionee had the right to exercise such Option as of the date of termination of employment;

                (iii)          the expiration of three (3) months from the date of the termination of the Optionee’s employment by the Company or any of its subsidiaries, unless such termination is an Involuntary Termination or a Termination of Association provided, however, that the Option may be exercised only to the extent that the Optionee had the right to exercise such Option as of the date of termination of employment;

(iv) upon the date of a Termination of Association;

                (v)            the effective date of a corporate transaction as defined in Section 10 of the 1991 Plan to which Section 10 of the 1991 Plan relating to assumptions and substitutions of Options does not apply; provided, however, that an Optionee’s right to exercise any Option outstanding prior to such effective date shall in all events be suspended during the period commencing 10 days prior to the proposed effective date of such corporate transaction and ending on either the actual effective date of such corporate transaction or upon receipt of notice from the Company that such corporate transaction will not in fact occur; and

                (vi)           except to the extent permitted by Section 10 of the 1991 Plan, the date on which such Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent or distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Optionee.

(b) As used in this Agreement, the following definitions apply:

Termination for Exceptional Cause shall mean:

(i) the Optionee’s willful misconduct with respect to the business and affairs of the Company or any subsidiary thereof;

(ii) the Optionee’s gross neglect of duties or failure to act which materially and adversely affects the business or affairs of the Company or any subsidiary thereof; or

(iii) the Employee’s commission of an act involving embezzlement or fraud or conviction for any felony.

               “Involuntary Termination” means a termination caused by death or total disability, or by retirement.

               “Termination of Association” shall mean a Termination for Exceptional Cause and/or a termination by the Company attributable to a material breath by the Optionee of an agreement with the Company or a subsidiary thereof. The Board of Directors of the Company shall have the power to determine what constitutes a Termination of Association and the date upon which such Termination of Association occurs. Any such determination shall be final, conclusive and binding upon the Optionee.

                              (c)            In the event of the dissolution or liquidation of the Company, or reorganization, merger or consolidation in which the Company is not the surviving company, a sale of all or substantially all of the assets of the Company to another person or entity, or a

2

transaction in which all of the stockholders of the Company exchange their Common Stock for cash and/or securities, the provisions of Section 10 of the 1991 Plan (or similar successor provisions thereof) shall apply.

                5.          Procedure for Exercise. (a) The Option may be exercised, in whole or part (for the purchase of whole shares only), by delivery of a written notice (the “Notice”) from the Optionee to the Secretary of the Company, which Notice shall:

(i) state that the Optionee elects to exercise the Option;

(ii) state the number of shares with respect to which the Optionee is exercising the Option (the “Optioned Shares”);

(iii) state the method of payment for the Optioned Shares pursuant to Section 5(b);

(iv) in the event that the Option shall be exercised by any person other than the Optionee pursuant to Section 4(a)(ii), include appropriate proof of the right of such person to exercise the option;

               (v)            state the date upon which the Optionee desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of the Option and within 30 days of the date of delivery of the Notice); and

(vi) include any representation of the Optionee required pursuant to Section 8(b) hereof.

                               (b)            Payment of the Option Price for the Optioned Shares shall be made in cash or by personal or certified check.

                               (c)            The Company shall be entitled to require as a condition of delivery of the Optioned Shares that the Optionee remit or, in appropriate cases, agree to remit when due, an amount in cash sufficient to satisfy all current or estimated future Federal, state and local withholding tax and employment tax requirements relating hereto.

                               (d)            Within 30 days of the exercise of the Option, the Optionee shall deliver to the Company a copy of any election filed by the Optionee with the Internal Revenue Service under Section 83(b) of the Code.

                6.          No Rights as Stockholder; No Rights to Employment. (a) The Optionee shall not have any privileges of a stockholder of the Company with respect to any Optioned Shares, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which shares of Common Stock are entitled with respect to any Optioned Shares, until the date of the issuance to the Optionee of a stock certificate evidencing such Optioned Shares.

                              (b)            This Agreement shall not entitle the Optionee to any right or claim to be retained as an employee of the Company or limit the right of the Company to terminate the employment of the Optionee or to change the terms of such employment.

3

                7.          Adjustments. If at any time while the Option is outstanding the number of outstanding shares of Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or is converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Board of Directors shall make appropriate adjustments to the number and class of shares of stock subject to the Option and the Option Price. Each such adjustment shall be subject to the provisions of Section 10 of the 1991 Plan.

                8.          Additional Provision Related to Exercise. (a) The Option shall be exercisable only in accordance with Section 5 on such date or dates and during such period and for such number of shares of Common Stock as are set forth in this Agreement.

                              (b)            Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act relating to the Optioned Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Optioned Shares shall be acquired for investment and not with a view to the distribution thereof, and the Optionee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable Federal and State securities, blue sky and other laws. No Optioned Shares shall be purchased upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable Federal or State registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

                9.          Restriction on Transfer of Option. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies, the Option shall thereafter be exercisable, during the period specified in subparagraph (ii) of Section 4 hereof, by the Optionee’s executors or administrators to the full extent to which the Option was exercisable by the Optionee at the time of Optionee’s death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

                10.         Restrictive Legend. In order to reflect the restrictions on disposition of Optioned Shares, all stock certificates representing the Optioned Shares shall, if required by the Committee, have affixed thereto a legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED.”

4

                11.         Notices. All notices or other communications which are required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument given by personal delivery, telex, telecopier, telegram, air courier or registered or certified mail, postage prepaid, return receipt requested, addressed to such party at the address set forth below or such other address as may thereafter be designated in a written notice from such party to the other party:

if to Company, to:

Osteotech, Inc. 51 James Way Eatontown, New Jersey 07724

if to Optionee, to:

Richard W. Bauer 1357 Tamarack Road Manasquan, NJ 08736

All such notices, advances and communication shall be deemed to have been delivered and received (a) in the case of personal delivery, telex, telecopier or telegram, on the date of such delivery, (b) in the case of air courier, on the business day after the date when sent and (c) in the case of mailing, on the third business day following such mailing.

                12.          No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

                13.          Optionee Undertaking. The Optionee shall take whatever additional actions and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

                14.          Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of New Jersey.

                15.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                16.          Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

                17.          Duration. The rights and obligations of the Optionee and Company under Sections 10 and 11 of this Agreement shall terminate on the date of consummation of a sale of shares of Common Stock of the Company pursuant to a public offering registered under the Securities Act. All other provisions of this Agreement shall survive in accordance with then terms.

5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OSTEOTECH, INC.

By:	/s/ Michael J. Jeffries
Michael J. Jeffries
Executive Vice President
Chief Operating Officer
Chief Financial Officer

OPTIONEE:

By:	/s/ Richard W. Bauer
Richard W. Bauer
6

FIRST AMENDMENT TO NONTRANSFERABLE INCENTIVE STOCK OPTION
AGREEMENT

This Amendment, dated as of June 9, 2005, is made by and between OSTEOTECH, INC., a Delaware corporation (the “Company”), and Richard W. Bauer (the “Optionee”), pursuant to the Company’s 1991 Stock Option Plan.

Recitals

WHEREAS, the Company and the Optionee entered into that certain Nontransferable Incentive Stock Option Agreement (the “Original Option Agreement”), dated as of [_____________, _____], pursuant to which the Company granted Optionee the right and option to purchase the Company’s shares of common stock;

WHEREAS, the Company and the Optionee desire to amend Sections 4 and 9 of the Original Option Agreement to extend the exercise period of the Option in the event of the Optionee’s termination of employment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Company and the Optionee hereby agree to the following:

1.            Section 4 of the Original Option Agreement is hereby amended and restated with the following:

“4.  Termination of Option. (a) The unexercised portion of the Option issued under this Agreement shall be automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

(i) The expiration of the Option Term;

                (ii)           In the event that Optionee shall cease to be employed by the Company or its subsidiaries, if any, for any reason, the Optionee shall have the right to exercise the Option through the expiration of the Option Term;

                (iii)          The effective date of a corporation transaction as defined in Section 10 of the 1991 Plan to which Section 10 of the Plan relating to assumptions and substitutions of Options does not apply; provided, however, that an Optionee’s right to exercise any Option outstanding prior to such effective date shall in all events be suspended during the period commencing 10 days prior to the proposed effective date of such corporate transaction and ending on either the actual effective date of such corporate transaction or upon receipt of notice from the Company that such corporate transaction will not in fact occur;

(iv) Except to the extent permitted by Section 10 of the 1991 Plan, the date on which such Option or any part thereof or right or privilege relating thereto is transferred
7

(otherwise than by will or the laws of descent or distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Optionee; and

                (v)            In the event of the dissolution or liquidation of the Company, or reorganization, merger or consolidation in which the Company is not the surviving company, a sale of all or substantially all of the assets of the Company to another person or entity, or a transaction in which all of the stockholders of the Company exchange their Common Stock for cash and/or securities, the provisions of Section 10 of the 1991 Plan (or similar successor provisions thereof) shall apply.

2. Section 9 of the Original Option Agreement is hereby amended and restated with the following:

“9.  Restriction on Transfer of Option. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies or becomes disabled, the Option shall thereafter be exercisable at any time through the expiration of the Option Term, by Optionee, personal representatives or administrators, or guardians of Optionee, as applicable, or by any person or perons to whom the Option is transferred by will or the applicable laws of descent and distribution. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.”

3.           Optionee acknowledges that all Options issued pursuant to the Original Option Agreement, as amended, are no longer incentive stock options and thereupon his exercise of the Options, he will no longer receive any of the tax benefits of an incentive stock.

4.           Except as set forth herein, the Original Option Agreement remains unchanged and in full force and effect. In case of any conflict between the Original Option Agreement, as amended, and the 1991 Stock Option Plan, the Original Option Agreement, as amended, shall control.

8

IN WITNESS WHEREOF, the Company and the Optionee hereto have caused this Amendment to be duly executed as of the date first written above.

OSTEOTECH, INC.
By.	/s/ Michael J. Jeffries	By.	/s/ Richard W. Bauer
	Name: Michael J. Jeffries		Richard W. Bauer
Title: Executive Vice President and
Chief Financial Officer
9